Exhibit 99.1

Assertio Reports Fourth Quarter and Full Year 2020 Financial Results

Full Year Net Product Sales of $93.5 Million; Full Year Pro-Forma Revenue of $119.2 Million in Line with Guidance

Post Year-end Raised $45.3 Million in Cash, Net of Expenses, from Closing of Registered Direct Offerings

Announces Promotion of Chief Financial and Accounting Officers and Management Team

LAKE FOREST, Ill., March 11, 2021 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a leading commercial pharmaceutical company bringing differentiated products to patients, today reported financial results for the fourth quarter and full year ended December 31, 2020 and provided a corporate update.

Financial Highlights:
(unaudited)

(in millions)	Fourth-Quarter 2020	Full-Year 2020
Net Product Sales (GAAP)	$29.8	$93.5
Pro-Forma Net Product Sales (Non-GAAP)(1)	$30.1	$119.2
Net Loss (GAAP)	$(24.4)	$(28.1)
Adjusted EBITDA (Non-GAAP)(1)	$9.4	$22.4
(1) All non-GAAP measures included in this earnings release are reconciled to the corresponding GAAP measures in the schedules attached

“As we close the chapter on 2020, we reflect on several strategic shifts, including a move toward digital marketing, enhanced patient services, an increasing shift to our hub model, and a leaner operational profile with increased cash. These changes position us to be at the forefront of reinventing specialty pharma through engagement that physicians and patients find convenient and can access during their own time,” said Dan Peisert, President and Chief Executive Officer of Assertio.

“COVID-19 has rapidly accelerated the trend toward virtual engagement. We look forward to sharing more about how we are refining our commercial platform in the near future. We are also actively seeking additional assets that will address unmet needs for patients, be synergistic with our new commercial platform, and bring value to Assertio.”

Exhibit 99.1
Full Year 2020 and Subsequent Highlights:

•Raised $45.3 Million in Cash, Net of Expenses, on Closing of Registered Direct Offerings: On February 9 and February 12, 2021, the Company announced the closing of registered direct offerings that resulted in Assertio receiving $45.3 million in cash, net of expenses. The proceeds from these offerings enhance the Company’s liquidity, accelerate its transformational business plan, and open up new avenues for mergers and acquisitions.

•Realized $40.0 Million in Annual Cost Savings in 2020, Poised to Realize Additional $45.0 Million of Annualized Cost Savings After One-time Restructuring Costs: Assertio has achieved its stated target of $40.0 million of annual cost savings in 2020 after the closing of its merger with Zyla. The Company also reiterates its confidence in the ability to realize an additional $45.0 million of annualized cost savings, after the effect of one-time restructuring costs.

•Restructuring: On December 15, 2020, the Company announced a comprehensive restructuring plan designed to further reduce its cost base and right size the organization. The Company realized restructuring charges of $11.2 million in the fourth quarter of 2020 for this plan and expects up to $12.0 million in total, which accounts for additional non-cash charges relating to the write-off of certain office lease and furniture assets.

•Completed $505.2 Million in Strategic Asset Sales and Repaid $450.2 Million in Debt: In 2020, the Company completed several transactions that monetized its assets and paid down its debt.

•$505.2 Million in Strategic Asset Sales

◦NUCYNTA® Franchise for $369.0 Million: On February 13, 2020, The Company completed the sale of the NUCYNTA franchise to Collegium for a total value of $369.0 million, including inventory and less royalties paid to Assertio in 2020.

◦Sale of Gralise® for $130.3 Million: On January 10, 2020, the Company completed the sale of Gralise to Alvogen for a total value of $130.3 million, including inventory.

◦Sale of Collegium Warrants for $6.0 Million: On May 20, 2020, the Company completed the sale of its Collegium warrants.

•$450.2 Million in Debt Repayments and Prepayments:

◦Senior Secured Debt of $162.5 Million: On February 13, 2020, the Company announced that it repaid in full its previous senior secured debt obligations of $162.5 million.

◦Convertible Debt of $264.7 Million: With two separate transactions on February 19, 2020 and April 9, 2020, the Company retired substantially all of its $265.0 million outstanding Convertible Notes via privately negotiated purchase agreement and a tender.

◦Zyla Debt of $13.0 Million: Upon close of the Zyla merger on May 20, 2020, $13.0 million of Zyla’s debt was extinguished.

◦Prepayment of $10.0 Million of Current Senior Secured Debt: The Company prepaid $10.0 million of debt principal in July.

•Efficient Merger Integration: The Company closed its merger with Zyla on May 20, 2020 and completed the integration of the two companies within a timeline of less than 12 weeks.

•Continued Transition to Hub Model from Traditional Retail: Throughout 2020, the Company has increased the momentum in the transition of its business to a Hub Model from a traditional retail focus, resulting in increased profit per prescription.

Exhibit 99.1
COVID-19 Update

Following the outbreak of COVID-19 during early 2020, the Company’s priority was and remains the health and safety of its employees, their families, and the patients it serves. As a result, in March 2020, the Company initiated remote working arrangements and maintained flexible work arrangements for individuals, which continued through the remainder of 2020 and into 2021. In addition to the health and safety of its employees, the Company is focused on ensuring that it continues making its products accessible to the patients who need them. Because COVID-19 impacted its ability to see in-person providers who prescribe its products, the Company adapted its approach during 2020 and increased its virtual visits. Additionally, due to the limitations on elective surgeries, the Company has experienced a decline in prescriptions associated with those elective procedures.

Accordingly, given recent unfavorable changes in its product payor mix, as well as the continued near-term impact from the COVID-19 pandemic, the Company implemented a restructuring plan in December 2020 which, it believes, allows the business to continue to provide its differentiated products to patients and better positions itself for future success. The Company believes that it is prepared with sufficient product inventory, technology to facilitate virtual and / or digital communications, and operations prepared to adapt its work environment as needed. The extent to which its operations may continue to be impacted by the COVID-19 pandemic will depend largely on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of the outbreak, actions by government authorities to contain the outbreak or treat its impact, and the distribution, efficacy and public acceptance of COVID-19 vaccines.

Management Update

Today the Company announced the promotion of Paul Schwichtenberg to Senior Vice President, Chief Financial Officer and Ajay Patel to Senior Vice President, Chief Accounting Officer.

Mr. Schwichtenberg joined Assertio as Vice President, Finance in April 2018 and has been instrumental in leading Assertio’s financial planning and analysis, gross-to-net planning, risk management, business development due diligence, and modeling. Prior to joining Assertio, he was Director, Pricing and Planning at AbbVie and a Controller for Takeda Pharmaceuticals. Mr. Schwichtenberg holds a bachelor’s degree in business administration from Roosevelt University and is a certified public accountant (CPA).

Mr. Patel joined Assertio as Vice President, Controller in July 2019 with responsibility for all accounting policies and practices, internal controls, income taxes and reporting. Prior to joining Assertio, he served as Director, Technical Accounting & Accounting Policy at US Foods, one of the largest food service distributors in the United States. Prior to US Foods, Mr. Patel spent 11 years with Ernst & Young holding multiple positions of increasing responsibility in its Assurance practice. Mr. Patel holds a bachelor’s degree in finance from the University of Illinois, a master’s degree in accounting from the University of Virginia and is a CPA.

Additional promotions to the executive team include:

•Jack Hoblitzell, Senior Vice President, Technical Operations
•Sam Schlessinger, Vice President, Legal
•Max Nemmers, Head, Investor Relations and Administration

“I am excited to announce the promotions to our executive team. All are extremely skilled and capable leaders with industry and M&A experience, expertise in improving margins and cash flows and are a perfect fit as we execute our strategy and aim to diversify our portfolio to position us for the future,” said Dan Peisert, President and Chief Executive Officer of Assertio.

To view the full executive team biographies, please visit https://www.assertiotx.com/about/management/.

Exhibit 99.1

Outlook for 2021

In light of the Company’s restructuring, management changes, and increased financial flexibility as a result of its recent direct offerings, as well as to better understand the impact of COVID-19, the Company intends to provide its full year 2021 guidance during its first quarter 2021 earnings call in May 2021.

Earnings Conference Call Information

Assertio’s management will host a conference call to discuss the fourth quarter and full year 2020 financial results today:

Date:	Thursday, March 11, 2021
Time:	4:30 p.m. ET
Dial-in numbers:	1-877-550-3745 (domestic)
1-281-973-6277 (international)
Replay numbers:	1-855-859-2056 (domestic)
1-404-537-3406 (international)
Conference number:	6285078

The live webcast and replay may be accessed at https://investor.assertiotx.com/. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on the Assertio website.

About Assertio

Assertio is a leading commercial pharmaceutical company bringing differentiated products to patients. The Company has a robust portfolio of branded prescription products in three areas: neurology, hospital, and pain and inflammation. Assertio has grown through business development including licensing, mergers and acquisitions. To learn more about Assertio, visit www.assertiotx.com.

Investor Contact

Max Nemmers
Head, Investor Relations and Administration
investor@assertiotx.com

Exhibit 99.1

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, future events or the future performance or operations of Assertio. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio. Factors that could cause Assertio's actual results to differ materially from those implied in the forward-looking statements include: (1) risks related to disruption of management time from ongoing business operations due to the recent restructuring of Assertio’s workforce announced on December 15, 2020 (the “Restructuring”) and/or the integration of the merger with Zyla Life Sciences (the “Merger”); (2) unexpected costs, charges or expenses resulting from the Restructuring and/or the Merger; (3) the ability of the Assertio to retain key personnel; (4) potential adverse changes to business relationships resulting from the Merger; (5) the combined company's ability to achieve the growth prospects and synergies expected from the Merger, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses; (6) negative effects of the Merger on the market price of Assertio's common stock, credit ratings and operating results; (7) legislative, regulatory and economic developments, including changing business conditions in the industries in which Assertio operates; (8) Assertio's ability to successfully pursue and complete business development, strategic partnerships, and investment opportunities to build and grow for the future; (9) the commercial success and market acceptance of Assertio's products; (10) coverage of Assertio’s products by payors and pharmacy benefit managers; (11) Assertio’s ability to execute on its sales, marketing and non-personal and digital promotion strategies, including developing relationships with customers, physicians, payors and other constituencies; (12) the entry of any generic products for any of Assertio’s products; (13) the outcome of Assertio’s opioid-related investigations, Assertio’s opioid-related litigation and related claims for insurance coverage, and Assertio’s securities class action and other disputes and litigation, and the costs and expenses associated therewith; (14) the outcome of Assertio’s antitrust litigation relating to the drug Glumetza®; (15) Assertio's estimates regarding expenses, future revenues, capital requirements and needs for additional financing; (16) Assertio's ability to generate sufficient cash flow from its business to make payments on its indebtedness; (17) Assertio's ability to restructure or refinance its indebtedness and Assertio's compliance with the terms and conditions of the agreements governing its indebtedness; (18) compliance or non-compliance with legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S.; (19) Assertio's plans to acquire, in-license or co-promote other products, and/or acquire companies; (20) Assertio's ability to raise additional capital, if necessary; (21) variations in revenues obtained from collaborative agreements; (22) Assertio's counterparties’ compliance or non-compliance with obligations under agreements; (23) the ability of Assertio's common stock to retain compliance with Nasdaq's minimum closing bid requirement of at least $1.00 per share; (24) obtaining and maintaining intellectual property protection for Assertio’s products; (25) Assertio’s ability to operate its business without infringing the intellectual property rights of others; (26) the impact of disasters, acts of terrorism or global pandemics, including COVID-19; (27) general market conditions; and (28) other risks listed in Assertio's filings with the United States Securities and Exchange Commission ("SEC"). These risks are more fully described in the joint proxy statement/prospectus filed with the SEC in connection with the Merger and Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law. Nothing contained herein constitutes or will be deemed to constitute a forecast, projection or estimate of the future financial performance or expected results of Assertio.

Exhibit 99.1

Non-GAAP Financial Measures
To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (GAAP) basis, the Company has included information about non-GAAP measures of EBITDA and adjusted EBITDA as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income (loss) or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Specified Items
Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items include: interest expense; income tax expense (benefit); depreciation expense; amortization expense; adjustments to sales reserves for products the Company is no longer selling; non-cash adjustments to Collegium agreement revenue and cost of sales; amortization of fair value inventory step-up as result of purchase accounting; transaction-related costs; legal costs and expenses incurred in connection with opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products; non-cash gains or losses from adjustments to long-lived assets, intangible assets, goodwill and assets not part of current operations; gains or losses resulting from debt refinancing or extinguishment; stock-based compensation expense; restructuring and related costs; fair value adjustments to contingent consideration and investments; and gains or losses from sale of assets.

Pro forma Items
The Company is providing non-GAAP pro forma net product sales to show the net product sales as if the Zyla Merger had been completed as of January 1, 2019, and therefore the Company operated on a combined basis, including Zyla, for the entirety of 2019 and 2020 periods presented in this release. The Company believes this supplemental information is useful to help investors understand the results of the combined operations, including Zyla and the divestiture of NUCYNTA and Gralise, and assess the Company’s performance from period to period. Supplemental unaudited proforma information is based upon accounting estimates and judgments that the Company believes are reasonable. This supplemental unaudited pro forma financial information has been prepared for comparative purposes only, and is not necessarily indicative of what actual results would have occurred, or of results that may occur in the future.

Exhibit 99.1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019

Revenues:
Product sales, net	$29,815	$28,917	$93,498	$108,806
Commercialization agreement, net	—	29,451	11,258	118,614
Royalties and milestones	361	858	1,519	2,084
Total revenues	30,176	59,226	106,275	229,504
Costs and expenses:
Cost of sales (excluding amortization of intangible assets)	6,773	2,563	19,872	9,505
Research and development expenses	230	5,575	4,213	10,106
Selling, general and administrative expenses	21,272	22,949	104,324	108,866
Amortization of intangible assets	6,546	25,443	24,783	101,774
Loss on impairment of goodwill and intangible assets	17,432	189,790	17,432	189,790
Restructuring charges	11,019	3,891	17,806	3,891
Total costs and expenses	63,272	250,211	188,430	423,932
Loss from operations	(33,096)	(190,985)	(82,155)	(194,428)
Other income (expense):
Gain on sale of Gralise	—	—	126,655	—
(Loss) Gain on debt extinguishment	—	—	(56,113)	26,385
Loss on sale of NUCYNTA	—	—	(14,749)	—
Interest expense	(2,598)	(13,121)	(15,926)	(58,389)
Other (loss) gain	346	6,561	(3,225)	3,948
Total other income (expense)	(2,252)	(6,560)	36,642	(28,056)
Net loss before income taxes	(35,348)	(197,545)	(45,513)	(222,484)
Income tax benefit	10,995	4,919	17,369	5,283
Net loss and Comprehensive loss	$(24,353)	$(192,626)	$(28,144)	$(217,201)
Basic net loss per share	$(0.20)	$(2.39)	$(0.27)	$(3.07)
Diluted net loss per share	(0.20)	(2.39)	(0.27)	(3.07)
Shares used in computing basic net loss per share	119,741	80,758	104,835	70,716
Shares used in computing diluted net loss per share	119,741	80,758	104,835	70,716

Exhibit 99.1
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$20,786	$42,107
Accounts receivable, net	44,350	42,744
Inventories, net	11,712	3,412
Prepaid and other current assets	17,406	15,688
Total current assets	94,254	103,951
Property and equipment, net	2,437	3,497
Intangible assets, net	200,082	400,535
Investments, net	1,579	13,064
Other long-term assets	4,922	6,123
Total assets	$303,274	$527,170
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,808	$16,193
Accrued rebates, returns and discounts	63,114	58,943
Accrued liabilities	31,571	18,948
Current portion of long-term debt	11,942	80,000
Contingent consideration, current portion	6,776	—
Interest payable	1,793	8,375
Other current liabilities	2,682	2,094
Total current liabilities	132,686	184,553
Long-term debt	72,160	271,258
Contingent consideration	31,776	168
Other long-term liabilities	11,138	13,233
Total liabilities	247,760	469,212
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 113,568,597 and 80,888,134 shares issued and outstanding as of December 31, 2020 and 2019, respectively	13	8
Additional paid-in capital	483,446	457,751
Accumulated deficit	(427,945)	(399,801)
Total shareholders’ equity	55,514	57,958
Total liabilities and shareholders' equity	$303,274	$527,170

Exhibit 99.1
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,		Financial Statement Classification
	2020	2019	2020	2019
Net loss (GAAP)	$(24,353)	$(192,626)	$(28,144)	$(217,201)
Interest expense	2,598	13,121	15,926	58,389	Interest expense
Income tax benefit	(10,995)	(4,919)	(17,369)	(5,283)	Income tax benefit
Depreciation expense	417	278	1,648	1,172	Selling, general and administrative expenses
Amortization of intangible assets	6,546	25,443	24,783	101,774	Amortization of intangible assets
EBITDA (Non-GAAP)	$(25,787)	$(158,703)	$(3,156)	$(61,149)
Adjustments:
NUCYNTA, Lazanda and Gralise revenue reserves (1)	301	421	(1,408)	(731)	Product sales, net
Commercialization agreement revenues (2)	—	(4,071)	1,846	3,596	Commercialization agreement, net
Inventory Step-up (3)	1,151	—	4,091	—	Cost of sales (excluding amortization of intangible assets)
Transaction-related costs (4)	524	—	18,555	—	Selling, general and administrative expenses
Expenses for opioid-related litigation, investigations and regulations (5)	1,182	2,112	6,132	9,136	Selling, general and administrative expenses
Loss on disposal of equipment	—	—	—	10,076	Selling, general and administrative expenses
Gralise divestiture-related cost	—	2,227	—	2,227	Selling, general and administrative expenses
Changes in fair value of contingent consideration (13)	(356)	(841)	1,500	(983)	Selling, general and administrative expenses
Loss (Gain) on debt extinguishment, net (6)	—	—	56,113	(25,968)	Multiple
Stock-based compensation (7)	3,886	2,256	9,925	10,596	Multiple
Other (8)	—	(327)	1,854	(1,242)	Multiple
Loss on sale of NUCYNTA (9)	—	—	14,749	—	Loss on sale of NUCYNTA
Loss on goodwill and intangible assets impairment (10)	17,432	189,790	17,432	189,790	Loss on impairment of goodwill and intangible assets
Restructuring and related costs (11)	11,019	3,891	17,806	3,891	Restructuring charges
Gain on sale of Gralise (12)	—	—	(126,655)	—	Gain on sale of Gralise
Change in fair value of Collegium warrants	—	(5,745)	3,629	(845)	Other (expense) income, net
Adjusted EBITDA (Non-GAAP)	$9,352	$31,010	$22,413	$138,394

Refer to the next page for table footnotes

Exhibit 99.1
(1)Removal of the impact of revenue adjustment estimates related to products that the Company is no longer commercializing.
(2)Adjustments relate to non-cash expense related to Collegium agreement for third-party royalties, which have no net impact for the full year period, as well as the amortization of the Collegium contract asset.
(3)Fair value of inventories acquired with the Zyla Merger included an inventory step-up in the value of product inventories acquired. The three and twelve months ended December 31, 2020 cost of sales included $1.2 million and $4.1 million of amortization of inventory step-up related to Zyla acquired inventories sold.
(4)Represents one-time transaction-related costs primarily related to legal and consulting fees for the disposition of Gralise and NUCYNTA, and the merger with Zyla, including CEO transition related expense.
(5)Legal costs/expenses related to opioid-related litigation, investigations and regulations pertaining to the Company’s historical commercialization of opioid products.
(6)Loss on debt extinguishment for the year ended December 31, 2020 is a result of the settlement of all but $0.3 million in aggregate principal outstanding of the Company’s 2021 and 2024 Notes and settlement of all the remaining outstanding principal of the Company’s Senior Notes. Gain on debt extinguishment for the year ended December 31, 2019 is in connection with the August 2019 debt refinancing of the convertible notes. During 2019, the Company recognized a net gain of $26.0 million, comprised of a $26.4 million gain on debt extinguishment offset by approximately $0.4 million of nonrecurring related expenses
(7)Stock based compensation for the three months ended December 31, 2019 included $2.1 million in Selling, general and administrative expenses (SG&A), $0.2 million in research and development expense (R&D). Stock based compensation for the three months ended December 31, 2020 included $3.8 million in SG&A. Stock based compensation for the year ended December 31, 2020 and 2019, included: $0.1 million and $0.1 million, respectively, in cost of sales (excluding amortization of intangible assets); $0.3 million and $0.7 million, respectively, in R&D expense; and, $9.6 million and $9.8 million, respectively, in SG&A expenses.
(8)Other for the year ended December 31, 2020 primarily represents a credit loss reserve recognized in the first quarter of 2020 related the Company’s $3.0 million investment in a company engaged in medical research. This investment was structured as a long-term loan receivable with a convertible feature and was valued at amortized cost. For the three and twelve months ended December 31, 2019, Other represents adjustments for certain income and expenses related to non-recurring items not reflective of ongoing operations.
(9)Represents the loss recognized on the sale of the remaining rights, title and interest in and to the NUCYNTA franchise of products to Collegium in the first quarter of 2020.
(10)At December 31, 2020, the Company recorded a non-cash impairment charge of $17.4 million on its goodwill. At December 31, 2019, the Company recognized a non-cash impairment charge of $189.8 million on its NUCYNTA intangible.
(11)Restructuring and related costs represents non-recurring costs associated with the Company’s announced restructuring plans.
(12)Represents the gain recognized on the sale of Gralise to Alvogen in the first quarter of 2020.
(13)Pursuant to the Zyla Merger, the Company assumed a contingent consideration obligation which is measured at fair value. The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from a change in the underlying inputs are recognized in operating expenses until the contingent consideration arrangement is settled.

Exhibit 99.1
PRO FORMA NET PRODUCT SALES (NON-GAAP)
(in thousands)
(unaudited)

Supplemental unaudited proforma information is based upon accounting estimates and judgments that the Company believes are reasonable. This supplemental unaudited pro forma financial information has been prepared for comparative purposes only, and is not necessarily indicative of what actual results would have occurred, or of results that may occur in the future. The following pro forma net product sales is presented to illustrate the effects of the Zyla Merger as if the transaction had occurred on January 1, 2019. The unaudited proforma financial results for the years ended December 31, 2020 and 2019 reflect adjustments directly attributed to the Zyla business combination as well as the Company’s divestiture of NUCYNTA and Gralise.

The unaudited pro forma net product sales for the three and twelve months ended December 31, 2020 and 2019 are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
GAAP product sales, net	$29,815	$28,917	$93,498	$108,806
Add:
Zyla product sales prior to Merger (1)	—	19,306	27,102	81,302
Less:
Product sales for divested products (2)	301	(17,094)	(1,408)	(64,431)
Pro forma product sales, net (Non-GAAP)	$30,116	$31,129	$119,192	$125,677

(1)    Zyla product sales prior to the Merger on May 20, 2020 for the respective periods.
(2)    Product sales of Gralise, NUCYNTA, Lazanda, and TIVORBEX which the Company no longer commercializes.